Exhibit 10.11

March ___, 2004

Blackboard Inc.
1899 L Street, N.W.
Washington, D.C. 20036

Credit Suisse First Boston LLC
As Representative of the Several Underwriters
c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs:

     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for common stock, par value $0.01 per share (the “Securities”) of Blackboard Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston LLC. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse First Boston LLC, it will not, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

     Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. Notwithstanding the foregoing, the undersigned may transfer Securities (i) as a bona fide gift, provided that each donee thereof agree to be bound in writing by the terms of this Agreement prior to such transfer, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the terms of this Agreement prior to such transfer, and provided further that any such transfer does not involve a disposition for value. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer Securities to any wholly-owned subsidiary of such corporation, or if the undersigned is a partnership, the partnership may transfer Securities to its partners; provided, however, that in any such case, it shall be a condition to the transfer that any such transferee execute an agreement stating that the transferee is receiving and holding such Securities subject to the provisions of this Agreement and there shall be no further transfer of such Securities except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if (a) the Public Offering Date shall not have occurred on or before six months from the date hereof or (b) the Company notifies you in writing that it does not intend to proceed with an offering of its Securities.

Very truly yours,

............................................................
[Name of non-selling stockholder]